                                                                 Exhibit (e)(ii)

                                   SCHEDULE A
            TO THE DISTRIBUTION AGREEMENT BETWEEN THE CHARLES SCHWAB
                 FAMILY OF FUNDS AND CHARLES SCHWAB & CO., INC.

FUND                                                                    EFFECTIVE DATE
----                                                                    --------------
Schwab Money Market Fund                                                December 15, 1989

Schwab Government Money Fund                                            December 15, 1989

Schwab Municipal Money Fund                                             December 15, 1989

Schwab California Municipal Money Fund                                  November 5, 1990
(formerly Schwab California Tax-Exempt Money Fund)

Schwab U.S. Treasury Money Fund                                         November 5, 1991

Schwab Value Advantage Money Fund                                       February 7, 1992

Schwab Retirement Advantage Money Fund (Formerly                        November 26, 1993
Schwab Institutional Advantage Money Fund)

Schwab Retirement Money Fund                                            November 26, 1993

Schwab New York Municipal Money Fund                                    November 10, 1994
(formerly Schwab New York Tax-Exempt Money Fund)

Schwab Government Cash Reserves Fund                                    October 20, 1997

Schwab New Jersey Municipal Money Fund                                  January 20, 1998

Schwab Pennsylvania Municipal Money Fund                                January 20, 1998

Schwab Florida Municipal Money Fund                                     February 16, 1998

Schwab Massachusetts Municipal Money Fund                               April 21, 2003

Schwab Cash Reserves                                                    July 9, 2004

Schwab Advisor Cash Reserves                                            July 9, 2004

                                                                 Exhibit (e)(ii)

                                    THE CHARLES SCHWAB FAMILY OF FUNDS

                                    By: /s/ Stephen B. Ward
                                        --------------------------- ----
                                        Stephen B. Ward,
                                        Senior Vice President
                                        and Chief Investment Officer

                                    CHARLES SCHWAB & CO., INC.

                                    By: /s/ Fred Potts
                                        ---------------------------
                                        Fred Potts,
                                        Senior Vice President

Dated as of July 9, 2004